APPLIED DIGITAL

Subscription Agreement

SECTION 1: INVESTMENT

Payment Instructions: Make all checks payable to "UMB BANK Escrow Agent for APPLIED DIGITAL Corporation Series E". To wire funds, see instructions on Page 5.

APPLIED DIGITAL Corporation proposes to offer up to a maximum of 2,000,000 shares of Series E Redeemable Preferred Stock (the "Preferred Stock") in connection with this offering (the "Offering"). Each share of Preferred Stock will be sold at a public offering price of $25 per share, except as otherwise disclosed in the Prospectus, and will not be certificated.

This Subscription Agreement is to be completed by the investor and the registered representative at the broker-dealer who will be signing Section 7 of this subscription agreement. ALL sections **MUST** be completed and legible. Write/Type "N/A" in the sections that are not applicable.

Number of shares purchased:

Purchase price per unit[1]: $

Aggregate purchase price: $ 0

Minimum initial investment of at least $5,000. No fractional shares will be issued.

Check here if additional purchase and complete the investor information in section 3 : ☐

Account #: *(if applicable)*

1. Reductions in selling commissions on sales of Series E Preferred Stock will be reflected in reduced public offering prices as described in the "Plan of Distribution" section of the prospectus supplement and the net proceeds to APPLIED DIGITAL will not be impacted by such reductions.

SECTION 2 : ACCOUNT TYPE

Check one box only.

ACCOUNT TYPE	ADDITIONAL REQUIRED DOCUMENTATION
○ Individual ☐ TOD	If TOD, Transfer on Death form
○ Joint Tenants WROS ○ Tenants in Common ○ Community Property ☐ TOD	If TOD, Transfer on Death form
○ Trust	Trustee Certification form or trust documents
○ Estate	Documents evidencing individuals authorized to act on behalf of estate
○ Custodial ☐ UGMA: State of ☐ UTMA: State of	None.
○ Corporation ○ C Corp ○ S Corp	Articles of Incorporation or Corporate Resolution
○ LLC	LLC Operating Agreement or LLC Resolution
○ Partnership	Partnership Certification of Powers or Certificare of Limited Partnership
○ Non-Profit Organization	Formation document or other document evidencing authorized signers
○ Profit Sharing Plan ○ Defined Benefit Plan ○ KEOGH Plan	Pages of plan document that list plan name, date, trustee name(s) and signatures
○ Traditional IRA ○ SEP IRA ○ ROTH IRA ○ Simple IRA ○ Inherited/Beneficial IRA * Complete Custodial Ownership below	For Inherited IRA indicate Decedent's name:
○ Other (Specify)	

CUSTODIAL OWNERSHIP: For *All* Qualified Accounts

THIRD PARTY ADMINISTERED CUSTODIAL PLAN - (New IRA accounts will require an additional application)

CUSTODIAN INFORMATION (To be completed by Custodian above)

Custodian Tax ID#:	Name of Custodian:
Custodian Account#:	Mailing Address:
Custodian Phone#:	City, State, ZIP:

For help completing this form, please call Investor Services at **855.422.3223.**

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APPLIED DIGITAL CORPORATION | SUBSCRIPTION AGREEMENT

Date of Trust: Entity Name/ Title of Trust City: Bank Name: Bank Phone#: U.S Driver’s License Employee Authorization Document INS Permanent Resident Alien Card Foreign National Identity Documents Passport without U.S. Visa Passport with U.S. Visa Trustee’s information must be provided in Sections 3A and 3B. Identification documents must have a reference number and photo. Please attach photocopy. Non- US Citizens are required to also submit a W-9 and foreign addendum with this agreement and must have a U.S. address. PLACE OF BIRTH IMMIGRATION STATUS C. TRUST/CORPORATION/PARTNERSHIP/OTHER D. GOVERNMENT ID (FOREIGN CITIZENS ONLY) 2/5 A. INVESTOR/TRUSTEE B. CO-INVESTOR/CO-TRUSTEE Tax ID #: State/Province: Country: Account#: Country of Issuance: Bank Address: Number for the document checked above: First Name: Middle Name: Last Name: Tax ID or SS#: Street Address: City: State: ZIP: Daytime Phone#: Email address: Date of Birth: Employer: Retired: If Non-U.S. Citizen, specify Country of Citizenship: First Name: Middle Name: Last Name: Tax ID or SS#: Street Address: City: State: ZIP: Daytime Phone#: Email address: Date of Birth: Employer: Retired: If Non-U.S. Citizen, specify Country of Citizenship: For help completing this form, please call Investor Services at 855.422.3223. APPLIED DIGITAL CORPORATION | SUBSCRIPTION AGREEMENT SECTION 3 : INVESTOR INFORMATION Please print name(s) in which Shares are to be registered.

Owner Signature: Please Attach Copy Of Voided Check To This Form If Funds Are To Be Sent To A Bank * The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Date: Co-Owner Signature: (if applicable) Date: Name/Entity Name/ Financial Institution: I authorize APPLIED DIGITAL Corporation or its agent to deposit my cash distribution/dividend election to my brokerage checking or savings account. This authority will remain in force until I notify APPLIED DIGITAL Corporation in writing to cancel. If APPLIED DIGITAL Corporation deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. Mailing Address: City: State: ZIP: Phone #: Checking Account Savings Account Brokerage Account ABA/Routing#:Your Account#: 3/5 Complete this section to elect how to receive your dividend distributions. IRA accounts may not direct distributions without the custodian’s approval. I hereby subscribe for Shares of APPLIED DIGITAL Corporation and elect the distribution option indicated below: For Custodial Accounts Qualified (IRA) all distributions will be sent via check directly to the Custodian as listed in Section 2. For Non-Custodial / Non-qualified Firm / Platform Accounts. Please choose one option: Direct via ACH Deposit Please attach a pre-printed voided check (Non-Custodian Investors only) & sign authorization Mail Check to clearing firm/ financial institution listed below & sign authorization Bobby Bankrate 123 Bankrate Boulevard New York, NY 10001 555-555-5555 Pay to the order of: Memo: DOLLARS $ Generic Bank and Trust Date: |:123456789 |:10987654321 |:1111 1111 Contains Security Features. Details on Back Attach Check Here Routing Number Account Number Check Number Select only one; if nothing is marked the distributions will default to Mail Check (to the Address of Record). SECTION 4 : DISTRIBUTIONS Mail Check (to the Address of Record) For help completing this form, please call Investor Services at 855.422.3223. APPLIED DIGITAL CORPORATION | SUBSCRIPTION AGREEMENT

SECTION 5 : SUBSCRIBER ACKNOWLEDGMENTS AND SIGNATURES

The undersigned hereby confirms this agreement to purchase the shares on the terms and conditions set forth herein and acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber's behalf) each of the following:

(a) I (We) have received, read and understand the Registration Statement (Registration No. 333-279155), as modified or amended, including the related Prospectus, Supplement and annual and periodic reports filed with the SEC (incorporated by Reference into the Registration Statement, Prospectus and Prospectus Supplement) wherein the terms, conditions and risks of the offering are described and agree to be bound by the terms and conditions.

(b) I am (We are) purchasing shares for my/our own account.

(c) I (We) acknowledge that the shares of Preferred Stock are not traded and there is no public market for the shares of Preferred Stock and that I may not be able to sell or redeem the shares of Preferred Stock. I understand that the redemption of shares of Preferred Stock is subject to a three year declining redemption fee as described in the Prospectus Supplement referenced above. I understand that redemptions of shares of Preferred Stock are permitted once per month and are subject to capacity limitations defined by the NASDAQ of a cap on the aggregate number of shares of Common Stock issuable thereunder for redemption equal to 19.99% of the number of shares of Common Stock outstanding immediately prior to the commencement of this Offering, unless consent of the company's shareholders is obtained to exceed that cap. I understand that redemption requests will be processed once a month with settlement up to 2 months later.

(d) I (We) understand this is intended as an intermediate to long-term investment and I have adequate means of providing for my (our) current financial needs and personal contingencies.

(e) I (We) attest to having the knowledge and experience in financial matters such that I am capable of evaluating the risks of the Offering.

(f) I (We) consider this investment suitable in meeting my (our) overall investment objectives.

(g) I am (We are) in compliance with the USA PATRIOT Act and not on any governmental authority watch list.

Form W-9: I HEREBY CERTIFY under penalty of perjury, that: (i) the taxpayer identification number shown on the Subscription Agreement is correct, (ii) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, (iii) I am a U.S. citizen or other U.S. person (including a U.S. resident alien), and (iv) the FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification Instructions: You must cross out item (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Owner Signature: ____________ **Co-Owner Signature:** ____________ *(if applicable)*

Date: ___ / ___ / ___ **Date:** ___ / ___ / ___

Signature of Custodian(s) or Trustee(s) (if applicable). Current Custodian must sign if investment is for an IRA Account.

Authorized Signature: ____________ *(Custodian or Trustee)* **Date:** ___ / ___ / ___

Once your account is established go to **www.computershare.com/investor** and sign up for electronic communication and you'll help us save trees by reducing paper.

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.

By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

SECTION 6: TRUSTED CONTACT- OPTIONAL

By completing this section, you authorize APPLIED DIGITAL Corporation and Preferred Capital Securities (PCS) to contact the person (s) named below for the following reasons: if there are questions or concerns about my whereabouts or health status; if suspected that I may be a victim of fraud or financial exploitation; if suspected that I might no longer be able to handle my financial affairs; to confirm the identity of any legal guardian, executor, trustee, authorized trader, or holder of a power of attorney; or if I am not reachable after prolonged and multiple attempts. *Note: Your trusted contact must be someone other than an account owner.*

Name: **Relationship:**

Primary Phone: **Email Address:**

Address: **City:** **State:** **ZIP:**

Name: **Relationship:**

Primary Phone: **Email Address:**

Address: **City:** **State:** **ZIP:**

For help completing this form, please call Investor Services at **855.422.3223.**

APPLIED DIGITIAL CORPORATION | SUBSCRIPTION AGREEMENT

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SECTION 7 : FINANCIAL REPRESENTATIVE INFORMATION All fields must be completed

The Financial Representative must sign below to complete order. The Financial Representative hereby represents and warrants that he/she is duly licensed and may lawfully sell shares of APPLIED DIGITAL Corporation

Broker Dealer/RIA:

Financial Representative Name: (Registered Representative or Investment Advisor Representative)

Mailing Address:

City:

State:

ZIP:

Email Address:

Business Phone #:

Fax #:

Broker-Dealer CRD#:

Representative CRD #:

Financial Advisor CRD:

☐ **RIA Submission:** Check this box to indicate whether submission is made through the Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative of a Broker-Dealer, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. I understand that by checking the above box, I will not receive a selling commission.

The undersigned further represents and certifies that he/she has complied with and has followed all applicable policies and procedures under their firm's existing Anti-Money Laundering Program and Customer Identification Program.

Registered Representative or RIA Signature:

Date: / /

Principal Signature (if applicable):

Date: / /

SECTION 8 : APPLICATION SUBMISSION INSTRUCTIONS

Mail documents along with check or fax documents to UMB.

DOCUMENT INSTRUCTIONS

Mail or Fax to:
UMB Bank, N.A. Corporate Trust & Escrow Services
Attention: Lara Stevens/Mail Stop 1011201
928 Grand, 12th Floor, Kansas City, MO 64106
Fax: (816) 860-3029

DO NOT SEND SUBSCRIPTION AGREEMENTS TO PREFERRED CAPITAL SECURITIES. THEY WILL NOT BE FORWARDED TO UMB.

SECTION 9: PAYMENT INSTRUCTIONS

Cash, cashier's checks/official bank checks under $5,000 or in bearer form, foreign checks, money orders, third-party checks or traveler's checks will not be accepted.

Make Checks Payable to:
UMB Bank Escrow Agent for APPLIED DIGITAL Corporation Series E

Mail to:
UMB Bank, N.A. Corporate Trust & Escrow Services
Attention: Lara Stevens/Mail Stop 1011201
928 Grand, 12th Floor, Kansas City, MO 64106

WIRE INSTRUCTIONS
UMB Bank, N.A.
ABA No: 101000695
Acct No: 9800006823
Acct Name: Trust Clearance
Reference: APPLIED DIGITAL 162766
Attn: Lara Stevens (Include Investor Name)

For help completing this form, please call Investor Services at **855.422.3223.**

APPLIED DIGITAL CORPORATION | SUBSCRIPTION AGREEMENT
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